UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) February 9, 2005

AUTOLIV, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices)

Registrant's telephone number, including area code +46-8-587 20 600

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On February 9, 2006 Autoliv, Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter of 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD disclosure; and

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated February 9, 2006 reporting Autoliv, Inc.´s financial results for the fourth quarter of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date February 9, 2006	AUTOLIV, INC. (Registrant)
/s/Jörgen Svensson Jörgen Svensson Vice President - Legal Affairs, General Counsel and Secretary